Exhibit 10.5

CORNER GROWTH ACQUISITION CORP. 2
251 Lytton Avenue, Suite 200
Palo Alto, CA 94301

[●], 2021

CGA Sponsor 2, LLC
251 Lytton Avenue, Suite 200

Palo Alto, CA 94301

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Corner Growth Acquisition Corp. 2 (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), CGA Sponsor 2, LLC (the “Sponsor”) shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time situated at 251 Lytton Avenue, Suite 200, Palo Alto, CA 94301 (or any successor location). In exchange therefor, the Company shall pay Sponsor (A) a sum of $40,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date, and (B) on the Termination Date, an amount equal to $960,000 less any amounts previously paid by the Company to the Sponsor pursuant to this letter agreement. Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement. Signatures to this letter agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

[Signature Page Follows]

Very truly yours,

CORNER GROWTH ACQUISITION CORP. 2

By:
Name: Marvin Tien
Title: Co-Chairman and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

CGA SPONSOR 2, LLC

By:
	Name:	Marvin Tien
	Title:	Member

Signature page to Administrative Services Agreement